Exhibit 99.1

ALLERGAN REPORTS FIRST QUARTER 2010 OPERATING RESULTS

¡        Board of Directors Declares First Quarter Dividend

(IRVINE, Calif., April 30, 2010) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended March 31, 2010. Allergan also announced that its Board of Directors has declared a first quarter dividend of $0.05 per share, payable on June 8, 2010 to stockholders of record on May 18, 2010.

Operating Results Attributable to Stockholders

For the quarter ended March 31, 2010:

•	Allergan reported $0.55 diluted earnings per share attributable to stockholders compared to $0.15 diluted earnings per share attributable to stockholders for the first quarter of 2009.

•

Allergan reported $0.65 non-GAAP diluted earnings per share attributable to stockholders compared to $0.55 non-GAAP diluted earnings per share attributable to stockholders for the first quarter of 2009, an 18.2 percent increase.

Product Sales

For the quarter ended March 31, 2010:

•

Allergan reported $1,105.8 million total product net sales. Total product net sales increased 11.2 percent compared to total product net sales in the first quarter of 2009. On a constant currency basis, total product net sales increased 6.9 percent compared to total product net sales in the first quarter of 2009.

•	Total specialty pharmaceuticals net sales increased 9.7 percent, or 5.6 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the first quarter of 2009.

•	Total medical devices net sales increased 18.4 percent, or 13.4 percent on a constant currency basis, compared to total medical devices net sales in the first quarter of 2009.

“During the first quarter, Allergan continued to actively expand its product portfolio and geographic reach through business development activities and the attainment of important regulatory approvals,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “In addition, we delivered strong operating results as we benefited from the increasing strength of our cash pay businesses.”

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Product and Pipeline Update

During the first quarter of 2010:

•	On January 7, 2010, Allergan received marketing authorization from The European Commission for LUMIGAN® (bimatoprost ophthalmic solution) 0.01% which applies to the 27 countries of the European Union.

•

On February 1, 2010, Allergan announced U.S. Food and Drug Administration (FDA) approval of JUVÉDERM® XC dermal filler formulated with lidocaine to provide patients with enhanced comfort during treatment of moderate to severe facial wrinkles and folds, such as the nasolabial folds (or “parentheses”) that appear around the nose and mouth.

•

On March 3, 2010, Bristol-Myers Squibb Company and Allergan announced a global agreement for the development and commercialization of AGN-209323, a Phase II-ready, orally administered small molecule in clinical development for neuropathic pain.

•

On March 9, 2010, Allergan announced the fifth therapeutic FDA approval of BOTOX® (onabotulinumtoxinA), for the treatment of increased muscle stiffness in the elbow, wrist and fingers in adults with upper limb spasticity.

•

On March 9, 2010, Allergan and Glaxo Group Limited (“Glaxo”), an affiliate of GlaxoSmithKline plc, entered into amendments to their existing license agreements, dated September 30, 2005, for the development and sale of BOTOX® in Japan and China. Under the amendments, Allergan reacquired the rights to develop and sell BOTOX® in Japan and China for all current and future cosmetic indications. Glaxo retains the rights granted under the license agreements to develop and sell BOTOX® in Japan and China for all current and future therapeutic indications.

•

Allergan completed its acquisition of Serica Technologies, Inc., a medical device company focused on the development of biodegradable silk-based scaffolds for use in tissue regeneration, including breast augmentation, revision and reconstruction and bariatric applications.

Following the end of the first quarter of 2010:

•

On April 1, 2010, Allergan and Serenity Pharmaceuticals, LLC announced a global agreement, entered into on March 31, 2010, for the development and commercialization of Ser-120, a Phase III investigational drug currently in clinical development for the treatment of nocturia, a common yet often under-diagnosed urological disorder in adults characterized by frequent urination at night time.

•

Allergan entered into an agreement with its distributor in Turkey that will allow Allergan to establish direct operations in Turkey beginning in the second quarter of 2010, subject to clearance by the Turkish Competition Authority.

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Outlook

For the full year of 2010:

•

Allergan is adjusting its expectations for non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders to between $3.11 and $3.15, which includes the estimated impact of U.S. healthcare reform legislation.

•	Allergan is adjusting its expectations for the effective tax rate on non-GAAP earnings to approximately 28%.

•	All other expectations provided on February 4, 2010 remain unchanged.

For the second quarter of 2010, Allergan expects:

•	Total product net sales between $1,190 million and $1,230 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.79 and $0.81, which includes the estimated impact of U.S. healthcare reform legislation.

In this press release, Allergan reported historical non-GAAP earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders as well as non-GAAP other revenues, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency as well as expectations for non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders. Each of these non-GAAP financial measures is reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, regulatory approvals, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the R&D and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances

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and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2009 Form 10-K. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Founded in 1950, Allergan, Inc., with headquarters in Irvine, California, is a multi-specialty health care company that discovers, develops and commercializes innovative pharmaceuticals, biologics and medical devices that enable people to live life to its greatest potential – to see more clearly, move more freely, express themselves more fully. The Company employs more than 8,000 people worldwide and operates state-of-the-art R&D facilities and world-class manufacturing plants. In addition to its discovery-to-development research organization, Allergan has global marketing and sales capabilities with a presence in more than 100 countries.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

® Marks owned by Allergan, Inc.

JUVÉDERM® mark owned by Allergan Industrie SAS

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	March 31, 2010				March 31, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,105.8	$–		$1,105.8	$994.6	$–		$994.6
Other revenues	48.9	(36.0	)(a)	12.9	12.6	–		12.6

	1,154.7	(36.0)		1,118.7	1,007.2	–		1,007.2
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	170.2	–		170.2	177.8	(9.4	)(k)(l)	168.4
Selling, general and administrative	473.8	(5.5	)(b)(c)(d)(e)	468.3	484.5	(61.7	)(k)(m)(n)	422.8
Research and development	222.7	(43.0	)(e)	179.7	182.1	(20.4	)(k)(l)	161.7
Amortization of acquired intangible assets	37.1	(31.4	)(f)	5.7	38.6	(33.1	)(f)	5.5
Restructuring charges	0.6	(0.6	)(g)	–	42.1	(42.1	)(g)	–

Operating income	250.3	44.5		294.8	82.1	166.7		248.8

Non-operating income (expense)
Interest income	1.3	–		1.3	2.7	–		2.7
Interest expense	(16.6)	6.1	(h)	(10.5)	(19.4)	6.5	(h)	(12.9)
Other, net	(3.0)	0.7	(i)	(2.3)	(2.0)	8.1	(o)(p)	6.1

	(18.3)	6.8		(11.5)	(18.7)	14.6		(4.1)

Earnings before income taxes	232.0	51.3		283.3	63.4	181.3		244.7

Provision for income taxes	63.0	19.4	(j)	82.4	18.4	57.6	(q)	76.0

Net earnings	169.0	31.9		200.9	45.0	123.7		168.7

Net earnings attributable to noncontrolling interest	1.1	–		1.1	0.3	–		0.3

Net earnings attributable to Allergan, Inc.	$167.9	$31.9		$199.8	$44.7	$123.7		$168.4

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.55			$0.66	$0.15			$0.55

Diluted	$0.55			$0.65	$0.15			$0.55

Weighted average number of common shares outstanding:
Basic	303.5			303.5	303.8			303.8
Diluted	307.1			307.1	304.8			304.8

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	15.4%			15.4%	17.9%			16.9%
Selling, general and administrative	42.8%			42.3%	48.7%			42.5%
Research and development	20.1%			16.3%	18.3%			16.3%

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(a)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(b)	External costs of approximately $4.5 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(c)	Transaction costs of $0.2 million related to an announced agreement between Allergan and its distributor in Turkey to expand Allergan’s direct operations in Turkey beginning in the second quarter of 2010
(d)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(e)	Upfront licensing fee of $43.0 million included in research and development expense associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.3 million included in selling, general and administrative expenses
(f)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(g)	Net restructuring charges
(h)	Non-cash interest expense associated with amortization of convertible debt discount
(i)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $51.3 million	$(18.4)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(1.0)

$(19.4)

(k)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $77.0 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $51.7 million and research and development expenses of $20.3 million
(l)	Rollout of retention termination benefits and accelerated depreciation cost capitalized in inventory and other one-time termination benefits related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $4.5 million, consisting of cost of sales of $4.4 million and research and development expenses of $0.1 million
(m)	Asset impairments related to the 2009 restructuring plan of $2.2 million
(n)	External costs of approximately $7.8 million associated with responding to DOJ subpoena
(o)	Loss on extinguishment of convertible debt of $5.3 million
(p)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $2.8 million
(q)	Total tax effect for non-GAAP pre-tax adjustments

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended March 31, 2010 and March 31, 2009 and with respect to anticipated results for the second quarter and full year of 2010. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	March 31, 2010	December 31, 2009

Assets

Cash and equivalents	$1,989.7	$1,947.1
Trade receivables, net	558.7	576.6
Inventories	219.4	213.9
Other current assets	376.4	368.7

Total current assets	3,144.2	3,106.3

Property, plant and equipment, net	795.4	808.1
Intangible assets, net	1,405.3	1,357.2
Goodwill	2,008.4	1,998.3
Other noncurrent assets	275.1	266.7

Total assets	$7,628.4	$7,536.6

Liabilities and equity

Notes payable	$17.9	$18.1
Accounts payable	257.9	204.0
Accrued expenses and income taxes	507.5	589.5

Total current liabilities	783.3	811.6

Long-term debt	1,501.3	1,491.3
Other liabilities	377.1	389.8

Equity:
Allergan, Inc. stockholders’ equity	4,944.8	4,822.8
Noncontrolling interest	21.9	21.1

Total equity	4,966.7	4,843.9

Total liabilities and equity	$7,628.4	$7,536.6

DSO	46	44

DOH	118	106

Cash and equivalents	$1,989.7	$1,947.1
Total notes payable and long-term debt	(1,519.2)	(1,509.4)

Cash, net of debt	$470.5	$437.7

Debt-to-capital percentage	23.4%	23.8%

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ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	March 31, 2010		March 31, 2009
Net earnings attributable to Allergan, Inc.	$167.9		$44.7

Non-GAAP pre-tax adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(36.0)		–
External costs associated with responding to DOJ subpoena	4.5		7.8
Transaction costs related to an announced agreement between Allergan and its distributor in Turkey	0.2		–
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	0.5		–
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	43.3		–
Amortization of acquired intangible assets	31.4		33.1
Net restructuring charges	0.6		42.1
Non-cash interest expense associated with amortization of convertible debt discount	6.1		6.5
Unrealized loss on derivative instruments	0.7		2.8
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		77.0
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		4.5
Asset impairments related to the 2009 restructuring plan	–		2.2
Loss on extinguishment of convertible debt	–		5.3

	219.2		226.0

Tax effect for above items	(18.4)		(57.6)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(1.0)		–

Non-GAAP earnings attributable to Allergan, Inc.	$199.8		$168.4

Weighted average number of shares issued	303.5		303.8

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.6		1.0

	307.1		304.8

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.55		$0.15

Non-GAAP earnings per share adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)		–
External costs associated with responding to DOJ subpoena	0.01		0.02
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09		–
Amortization of acquired intangible assets	0.06		0.07
Net restructuring charges	–		0.11
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Unrealized loss on derivative instruments	–		0.01
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.16
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		0.01
Loss on extinguishment of convertible debt	–		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.65		$0.55

Year over year change		18.2%

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ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	March 31, 2010	March 31, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$512.0	$473.6	$38.4	$18.3	$20.1	8.1%	3.9%	4.2%
Botox/Neuromodulator	331.0	297.3	33.7	19.6	14.1	11.3%	6.6%	4.7%
Skin Care	50.6	38.3	12.3	12.0	0.3	32.1%	31.3%	0.8%
Urologics	13.7	17.7	(4.0)	(4.0)	–	(22.6)%	(22.6)%	–

Total Specialty Pharmaceuticals	907.3	826.9	80.4	45.9	34.5	9.7%	5.6%	4.1%

Breast Aesthetics	77.9	66.2	11.7	9.3	2.4	17.7%	14.0%	3.7%
Obesity Intervention	61.2	59.8	1.4	(1.3)	2.7	2.3%	(2.2)%	4.5%
Facial Aesthetics	59.4	41.7	17.7	14.4	3.3	42.4%	34.5%	7.9%

Total Medical Devices	198.5	167.7	30.8	22.4	8.4	18.4%	13.4%	5.0%

Product net sales	$1,105.8	$994.6	$111.2	$68.3	$42.9	11.2%	6.9%	4.3%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$94.1	$102.9	$(8.8)	$(12.5)	$3.7	(8.5)%	(12.1)%	3.6%
Lumigan Franchise	119.6	101.2	18.4	13.0	5.4	18.1%	12.8%	5.3%
Restasis	133.4	110.4	23.0	22.6	0.4	20.9%	20.5%	0.4%
Sanctura Franchise	13.7	17.7	(4.0)	(4.0)	–	(22.6)%	(22.6)%	–
Latisse	18.8	12.3	6.5	6.3	0.2	52.6%	50.9%	1.7%

Domestic	62.5%	67.4%
International	37.5%	32.6%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Second Quarter 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.72	$0.74

Amortization of acquired intangible assets	0.06	0.06
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01

Non-GAAP diluted earnings per share expectations	$0.79	$0.81

	Full Year 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$2.77	$2.81

Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)	(0.07)
External costs associated with responding to DOJ subpoena	0.01	0.01
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09	0.09
Amortization of acquired intangible assets	0.26	0.26
Non-cash interest expense associated with amortization of convertible debt discount	0.05	0.05

Non-GAAP diluted earnings per share expectations	$3.11	$3.15

(a)	GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges and external costs associated with responding to the DOJ subpoena that may occur but that are not currently known or determinable.

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